Exhibit T3A.123

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST

OF HARFORD MALL BUSINESS TRUST

The undersigned, in accordance with MD CORP & ASSNS §12-204, certifies the following:

1.	The name of the business trust (the “Trust”) is:

Harford Mall Business Trust

2.	The Trust’s original Certificate of Trust is hereby amended as follows:

A.	The address of the Trust’s principal office in the State of Maryland is changed from 170 West Ridgely Road, Suite 300, Lutherville, Maryland 21093 to:

696-A Bel Air Road

Bel Air, Maryland 21014

B.	The name and business address of the Trust’s registered agent is changed from The Corporation Trust Incorporated whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202 to:

CSC-Lawyers Incorporating Service Company

11 East Chase Street

Baltimore, Maryland 21202

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Amendment to Certificate of Trust of Harford Mall Business Trust as of this 28th day of January, 2004.

/s/ John N. Foy
John N. Foy, Trustee

I hereby consent to my designation in this document as resident agent for Harford Mall Business Trust.

CUST ID:0001303329 WORK ORDER:0000845697 DATE:02-06-2004 08:42 AM AMT. PAID:$25.00	CSC-Lawyers Incorporating Service Company
	By:	/s/ Jeanine Reynolds
Jeanine Reynolds Asst. Vice President

CORPORATE CHARTER APPROVAL SHEET
** KEEP WITH DOCUMENT **

DOCUMENT CODE 80 BUSINESS CODE ______

B07488521

1000361988386242

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

Merging (Transferor) ______

ID # B07488521 ACK # 1000361988386242
LIBER: B00613 FOLIO: 1412 PAGES: 0002
HARFORD MALL BUSINESS TRUST

Surviving (Transferee) ______

02/06/2004 AT 08:42 A WO # 0000845697

New Name ______

FEES REMITTED

Base Fee: 25
Org. & Cap. Fee: ______
Expedite Fee: ______
Penalty: ______
State Recordation Tax: ______
State Transfer Tax: ______
______ Certified Copies
Copy Fee: ______
______ Certificates
Certificate of Status Fee: ______
Personal Property Filings: ______
Other: ______

TOTAL FEES: #25.00

______ Change of Name
X Change of Principal Office
X Change of Resident Agent
X Change of Resident Agent Address
______ Resignation of Resident Agent
______ Designation of Resident Agent and Resident Agent's Address
______ Change of Business Code

______ Adoption of Assumed Name

______ Other Change(s)

Code ______

Credit Card ______ Check ______ Cash ______

______ Documents on ______ Checks

Approved By: 007

Keyed By: ______

COMMENT(S):

CUST ID:0001383329
WORK ORDER:0000845697
DATE:02-06-2004 08:42 AM
AMT. PAID:$25.00

State of Maryland Department of Assessments and Taxation Charter Division	Robert L. Ehrlich, Jr. Governor C. John Sullivan Director Paul B. Anderson Administrator

CSC THE UNITED STATES CORPORATION ATTN: ELLYN HERNDON 1201 HAYS ST TALLAHASSEE FL 32301-2699	Date: 02-09-2004

This letter is to confirm acceptance of the following filing:

ENTITY NAME	:	HARFORD MALL BUSINESS TRUST
DEPARTMENT ID	:	B07488521
TYPE OF REQUEST	:	RESOLUTION
DATE FILED	:	02-06-2004
TIME FILED	:	08 : 42-AM
RECORDING FEE	:	$25.00
FILING NUMBER	:	1000361989386242
CUSTOMER ID	:	0001303329
WORK ORDER NUMBER	:	0000845697

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

301 West Preston Street, Baltimore, Maryland 21201 Telephone (410) 767-1350 MRS (Maryland Relay Service) (800) 735-2258 TT/Voice Fax (410) 333-7097	0002734403

AMENDMENT TO HARFORD MALL BUSINESS TRUST

DECLARATION OF TRUST

Dated February 4, 2004

This AMENDMENT TO DECLARATION OF TRUST is made as of the date set forth above by the undersigned being the sole shareholder of HARFORD MALL BUSINESS TRUST, a Maryland business trust (the “Trust”).

W I T N E S S E T H:

WHEREAS, a Declaration of Trust was made as of July 23, 2003 by F. Patrick Hughes, as Trustee.

WHEREAS, a Certificate of Trust was filed with the State of Maryland’s Department of Assessments and Taxation Charter Division on July 23, 2003, and a Certificate of Amendment to Certificate of Trust was filed with the State of Maryland’s Department of Assessments and Taxation Charter Division on February 6, 2004 wherein the Trust’s registered agent was changed from The Corporation Trust Incorporated to CSC-Lawyers Incorporating Service Company.

WHEREAS, in accordance with Article IX of the Declaration of Trust, the undersigned desires to amend Article IV of the Declaration of Trust to reflect the change in the Trust’s registered agent.

NOW, THEREFORE, the undersigned hereto provides as follows:

The first sentence of Article IV of the Declaration of Trust is hereby deleted and replaced in its entirely with the following:

“The name of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company whose post office address is 11 East Chase Street, Baltimore, Maryland 21202.”

[SIGNATURE PAGE TO COME]

IN WITNESS WHEREOF, this Amendment to Declaration of Trust has been executed on the date first set forth above by the undersigned being the sole shareholder of the Trust.

CBL/NASHUA LIMITED PARTNERSHIP, a New Hampshire limited partnership

By:	CBL & Associates Limited Partnership, its general partner
By:	CBL Holdings I, Inc., its general partner

By:	/s/ JOHN N. FOY
Name:	JOHN N. FOY
Title:	Vice Chairman of the Board and Chief Financial Officer